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Exhibit 5.1

[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]

August 10, 2001

Pooled Auto Securities Shelf LLC
One First Union Center
Charlotte, North Carolina 28288

Re:	Pooled Auto Securities Shelf LLC Registration Statement on Form S-3

Dear Sirs:

    We have acted as special counsel for Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (No. 333-64036) (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $1,500,000,000 aggregate principal amount of asset-backed securities (the "Securities"). The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Company (each, a "Trust") under and pursuant to a pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

    We have examined copies of the Company's Certificate of Formation, Limited Liability Company Agreement, the form of each Agreement filed as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed and such other agreements, records and documents as we have deemed necessary or appropriate for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Company and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

    Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration Statement, the Certificates of such Series, if any Certificates are issued, will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series, if any Notes are issued, will be valid and binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

    Members of our firm are admitted to the bar of the State of New York and the foregoing opinion is limited to matters arising under the federal laws of the United States of America and the law of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or as to any matters arising thereunder or relating thereto. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the forms of trust agreement included as Exhibits 4.1.1 and 4.1.2 provide that they shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware business trust pursuant to such trust agreements.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special counsel to the Company under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

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Exhibit 5.1
[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]